ACKNOWLEDGMENT AND AGREEMENT TO MODIFICATION OF
WAIVER AND INVESTMENT AGREEMENT

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement, dated as of June 1, 2007, as amended by the Joinder and First Amendment to Securities Purchase Agreement, dated as of July 20, 2007, among Surfect Holdings, Inc. (the “Company”) and the Bridge Investors (the “Purchase Agreement”) entered into in connection with the Company’s 10% senior secured convertible promissory notes due October 29, 2007 in the original principal amount of $1.8 million (the “Bridge Loan”) and related bridge loan documents (the “Bridge Loan Documents”), as amended through the date hereof or in the Waiver (as defined below).

Each existing bridge investor identified on the signature pages hereto (the “Bridge Investors”) have agreed to accept revisions to the Bridge Loan in order to permit the Company to accept new financing from new investors (the “New Investors”) in a private placement offering (“Private Placement”) and have agreed to waive any and all existing or prior breaches or defaults under the Bridge Loan Documents pursuant to a waiver and investment agreement (the “Waiver”), dated as of November 30, 2007 (“Waiver Date”), by and among the Company and the Bridge Investors.

Notwithstanding anything to the contrary contained in the Waiver, each Bridge Loan Investor acknowledges and agrees and consents in the capacity of Bridge Loan Investor and as a stockholder, to the following::

1. The outstanding principal amount of Bridge Loan debt, plus accrued interest, shall be automatically converted as of the Waiver Date into common stock, par value $0.0001 per share, of the Company (“Shares”) at a purchase price of $0.04 per share, with a five-year warrant for 100% of such number of Shares sold, exercisable at $0.08 per share (the “Warrant”) in such form as has been distributed with this Agreement. Such conversion terms shall replace and be in lieu of those terms set forth in paragraph 2(i) of and referred to elsewhere in the Waiver.

2. The Board of Directors has approved the grant of five-year incentive stock options exercisable at $0.15 per share to the Company’s senior management, such options exercisable into a number of shares of common stock equal to 20% of the issued and outstanding shares of the Company’s common stock, on a fully-diluted basis, as of the date hereof and giving effect to the transactions contemplated hereby. Such options shall be issued pursuant to the current or a newly-adopted incentive stock plan and contain such terms and provisions as are usual and customary, but shall not have any vesting or similar restriction, and be awarded in such amounts as shall be recommended by Steve Anderson, effective as of the Waiver Date.

3. The Company is authorized to enter into up to $140,000 of Short-Term Loans that shall be convertible into shares of the Company’s common stock at $0.02 per share.

4. The Company is authorized to issue 5,000,000 shares of the Company’s common stock, pro-rata, to the converting Bridge Loan holders.

Except as specifically modified as set forth above, the Waiver shall remain unchanged and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have duly executed this Acknowledgment and Agreement as of December 4, 2007.

SURFECT HOLDINGS, INC.

By:
Name:	Steven Anderson
Title:	President and CEO

The undersigned has caused this Acknowledgment and Agreement to Modification of Waiver and Investment Agreement to be duly executed by its authorized signatory as of December 4, 2007 and, notwithstanding anything to the contrary in the Waiver, hereby acknowledges and agrees to the terms set forth herein:

Name of Bridge Loan Investor: ________________________________________________________

Signature of Authorized Signatory of Bridge Loan Investor: __________________________________

Name of Authorized Signatory: ________________________________________________________

Title of Authorized Signatory: _________________________________________________________

Email Address of Bridge Loan Investor:__________________________________________________

Fax Number of Bridge Loan Investor: ___________________________________________________